Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc. on Form S-8 of our report dated February 19, 1998, appearing and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. and subsidiaries for the year ended January 30, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 5, 1999